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                                                     Exhibit (10)(iii)(A)(17)(i)
                                                               to Form 10-K 1994

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made on the 19th day of August, 1994 between Cincinnati Bell Inc., an Ohio corporation, with its principal place of business in Cincinnati, Ohio ("Employer" or "CBI"), and James F. Orr, an individual residing in Ohio ("Employee"). This Agreement will be effective on the date that CBI appoints Employee to the position of President and Chief Executive Officer of Cincinnati Bell Information Systems Inc. (the "Effective Date"),

                                   WITNESSETH

     WHEREAS, Employee is presently employed by Employer;

     WHEREAS, Employer wishes to appoint Employee to the position of President and Chief Executive Officer of Cincinnati Bell Information Systems Inc. ("CBIS");

     WHEREAS, Employer and Employee wish to modify the terms of Employee's employment to reflect his new responsibilities, and

     WHEREAS, Employer intends to retain the right to assign this Agreement to any other entity which is part of the same controlled group of corporations, as defined in Section 1563 of the Internal Revenue Code of 1986, as it may from time to time be amended or restated.

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained herein, the parties agree as follows:

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     1.   EMPLOYMENT:     Employer employs Employee, and Employee accepts
employment upon the terms and conditions hereinafter set forth. For purposes of this Agreement, Employer shall include any entity to which this Agreement is assigned under Section 13.

     2.   TERMS OF EMPLOYMENT:     This Agreement shall continue in full force
and effect commencing as of the Effective Date and ending on December 31, 1999 (the "Expiration Date") unless this Agreement is earlier terminated in accordance with the provisions of Section 12 hereof.

     3.   DUTIES:

          (A) Employer agrees to employ Employee, and Employee agrees to serve Employer as President and Chief Executive Officer of Cincinnati Bell Information Systems Inc. or in such other capacity as may be determined from time to time by the President of CBI.

          (B) In connection with performing the services required in Section 3(A), Employee will be provided appropriate office space, a secretary and travel expenses as described in Section 5 hereof. The extent of such support resources will be agreed upon from time to time by Employee and the President of CBI.

          (C) Employee shall devote his entire time, attention, and energies to the performance of his duties under this Agreement. The words "entire time, attention, and energies" are intended to mean that Employee shall devote his full effort during reasonable working hours to the performance of his duties under this Agreement and shall devote at least forty (40) hours per week to the performance of his duties under this Agreement.


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          (D)  Employee shall not be required to change his current residence;
however, Employee shall travel to such areas and places as are reasonably necessary in the performance of his duties.

     4.   COMPENSATION:

          (A) Employee shall receive a base salary (the "Base Salary") of at least Two Hundred and Forty Thousand Dollars ($240,000) for each calendar year, subject to proration for any partial year, during the terms of this Agreement. Such Base Salary, and any other amounts payable hereunder, shall be subject to withholding as required by law.

          (B) In addition to the Base Salary, Employee shall be entitled to earn an annual bonus (the "Bonus") for each calendar year after 1994 during which services are performed under this Agreement. Any Bonus for a calendar year shall be payable after the conclusion of such calendar year in accordance with Employer's regular bonus payment policies. Employee shall be given: a Bonus target of not less than Fifty Thousand Dollars ($50,000) per year, the actual Bonus to be based on the results of CBI's earnings as compared to its earnings commitment submitted to and approved by the Board of Directors of CBI; and a Bonus target of not less than One Hundred Twenty Thousand dollars ($120,000) per year, the actual Bonus to be based on the results of CBIS earnings as compared to its earnings commitment submitted to and approved by the President of CBI. Both of these bonuses for 1995 results will be paid in the form of restricted stock subject to the terms and conditions of restricted stock issued by CBI under its 1988 Long Term Incentive Plan with a 12-month restriction. In the event of the Employee's death prior to the lapse of the restriction, CBI will pay Employee's estate cash equal to the value of the restricted stock forfeited on account of his death.

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          (C)  On at least an annual basis, Employee shall receive a formal performance review and be considered for salary and/or bonus target increases.

     5.   EXPENSES:

          All reasonable and necessary expenses incurred by Employee in the course of the performance of his duties to Employer shall be reimbursable in accordance with Employer's current travel and expense policies.

     6.   BENEFITS:

          (A) Subject to approval by the Compensation Committee of the Board of Directors of CBI (the "Compensation Committee") and while Employee remains employed hereunder, employee shall be granted options to purchase a minimum of twenty thousand (20,000) common shares of CBI during each of calendar years 1995 through 1999. Such options for any calendar year shall be granted under CBI's 1988 Long Term Incentive Plan (the "1988 Plan") effective as of the date of the first meeting of the Compensation Committee during the calendar year. Such options shall further be subject to the terms of the 1988 Plan and to the same terms and conditions as are applied to options granted to similarly situated employees of CBI in the calendar year in which the options are granted to Employee. Pursuant to the terms of the 1988 Plan, such options will become immediately exercisable upon a Change in Control, as defined therein.

          (B) While the Employee remains in the employ of the Employer, Employee shall be entitled to participate in all of the various employee benefit plans and programs in which similarly situated employees of CBI are participating, including Retirement Savings Plan; deferred Compensation Plan; vacation program; medical and dental plans; life, disability, accidental death, disability and travel insurance; parking; financial consultation and tax preparation up to Five Thousand Dollars ($5,000) per

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year; cellular phone; annual physical; luncheon club dues; and Cincinnati Bell
Management Pension Plan. In addition, Employer shall provide Employee with the following benefits:

               (1)  MINIMUM PENSION:     If Employee remains employed under this
Agreement through December 31, 1998, Employee shall be entitled to receive a monthly pension, commencing at age fifty-five (55) (or, if he retires later, on the day following the date on which Employee retires from active service) and payable for the joint lives of Employee and his spouse, or if Employee is unmarried at the time payments begin, then for his life, in an amount not less than Forty Thousand Dollars ($40,000) per year. To the extent that Employee or Employee's spouse is also entitled to receive any benefit under Cincinnati Bell Management Pension Plan ("CBMPP") or any non-qualified pension plan or program maintained by CBI or CBIS (other than a deferred compensation plan under which Employee's current compensation is reduced in exchange for payments at or after termination of employment), the payments otherwise called for under the first sentence of this Section 6(B)(1) shall be reduced to reflect the value of the benefits payable to Employee and Employee's spouse under CBMPP and each such other non-qualified pension plan or program.

               (2)  RETIREE MEDICAL BENEFITS:     If Employee remains employed
under this Agreement through December 31, 1998, upon his subsequent retirement Employee shall be entitled to participate in the retiree medical plans then available to similarly situated employees of CBI who retire after attaining age sixty (60).

               (3)  LONG TERM DISABILITY PLAN FOR SALARIED EMPLOYEES AND THE
SICKNESS AND ACCIDENT DISABILITY BENEFIT PLAN:     While Employee remains in the
employ of Employer, Employer shall provide Employee with benefits which are at least equivalent to the benefits Employee would have been entitled to receive under the Long Term Disability Plan for Salaried Employees and the Sickness and Accident Disability

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Benefit Plan (a) assuming that he became eligible to participate in the plans on
January 1, 1989 and (b) assuming that he was credited with twenty-five (25) years of completed service as of January 1, 1989. The benefits payable under this Section 6(B)(3) shall be reduced by any benefits paid under the Long Term Disability Plan for Salaried Employees and the Sickness and Accident Disability Benefit Plan.

               (4)  AUTOMOBILE:     While Employee remains employed hereunder,
Employee shall be given the use of a Buick Park Avenue automobile or its equivalent in accordance with current practice for similarly situated employees of CBI.

            (C)(1)  RESTRICTED STOCK:     Employee has previously received a
restricted stock award of twenty thousand (20,000) common shares of CBI. The terms of such award are set forth on the Restricted Stock Award Certificate awarded Orr in early 1994.

               (2)  INCENTIVE AWARD:     CBI will award a number of its
restricted shares with a value (determined as of the date the restricted shares are awarded and without regard to the restrictions) equal to One Hundred Forty-Five Thousand Dollars ($145,000) to Employee, in full satisfaction of CBI's obligations to Employee under the Long Term Incentive contained in Employee's prior Employment Agreement dated December 31, 1993. The restricted stock will be subject to the terms and conditions of restricted stock issued by CBI under its 1988 Long Term Incentive Plan with a 12-month restriction. In the event of employee's death prior to the lapse of the restriction, CBI will pay Employee's estate cash equal to the value of the restricted stock forfeited on account of Employee's death. The restricted stock will be delivered in 1995 at the time CBI customarily makes restricted stock awards but not earlier than the Effective Date.

          (D) Notwithstanding anything contained herein to the contrary, the Base Salary and bonuses otherwise payable to Employee shall be reduced by any

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benefits paid to Employee by Employer under Employer's Sickness and Accident
Disability Plan and Long Term Disability Plan for Salaried Employees or under
Section 6(B)(3) above.

     7.   CONFIDENTIAL INFORMATION AND MATERIALS.

          (A) As used herein, the term "confidential information and materials" refers to all information belonging to, used by or in the possession of Employer, CBIS and MATRIXX Marketing Inc. ("MATRIXX") now and in the future relating to their present and/or future business strategies, finances, methods of operation, customers, programs, marketing plans, development plans, inventions, developments and trade secrets of every kind and character, provided, however, that Employee shall not be obligated to treat as confidential any of the information described in Section 7(A) which is or becomes publicly available or readily ascertainable from public sources or any information in Employee's possession or knowledge prior to the Effective Date and not provided to him by Employer, CBIS or MATRIXX.

          (B) Employees hereby acknowledges that all of the confidential information and materials are and shall continue to be the exclusive proprietary property of Employer, CBIS and MATRIXX, whether or not prepared in whole or in part by Employee and whether or not disclosed to or entrusted to the custody of Employees. Employee further hereby acknowledges that all confidential information and materials (to which Employee has had access or which Employee has learned during his employment or to which Employee shall hereafter have access or which he shall hereafter learn) have been disclosed to Employee solely by virtue of employee's Employment with Employer and solely for the purpose of assisting him in performing his duties for Employer, CBIS and MATRIXX.

          (C) Employee hereby agrees that Employee will not, either during the course of Employee's employment with Employer or at any time thereafter, disclose

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any confidential information or materials of Employer, CBIS or MATRIXX, in whole or in part, to any person or entity, for any reason or purpose whatsoever, unless Employer, CBIS or MATRIXX shall have given their written consent to such disclosure. Employee further agrees that Employee shall not use in any manner other than for and in the course of Employee's furtherance of Employer's, CBIS, and MATRIXX's business, any confidential information or materials of Employer, CBIS or MATRIXX for Employee's own purpose or for the benefit of any other person or entity except Employer, CBIS or MATRIXX, whether such use consists of the duplication, removal, oral use or disclosure, or the transfer of any confidential information or materials in any manner, or such other unauthorized use in whatever manner, unless Employer, CBIS or MATRIXX shall have given their prior written consent to such use.

     8.   NEW DEVELOPMENTS:   Employee agrees that during the term of this
Agreement, Employee will promptly disclose to Employer, CBIS and MATRIXX any and all improvements, inventions, developments, discoveries, innovations, systems, techniques, ideas, processes, programs and other things which may be of assistance to Employer, CBIS or MATRIXX, whether patentable or unpatentable, relating to or arising out of any developments, services or products, or pertaining to in any manner, the business of Employer, CBIS or MATRIXX, and made or conceived by Employee, along or with others, while employed by Employer, whether or not conceived or made during his regular working hours (collectively referred to hereinafter as the "New Developments"). Employee further agrees that all New Developments shall be and shall remain the sole and exclusive property of Employer, CBIS and MATRIXX and that Employee shall, upon the request of Employer, CBIS or MATRIXX, and without further compensation, do all lawful things reasonably necessary to ensure Employer's, CBIS' or MATRIXX's ownership of such New Developments, including without limitation the execution of any necessary documents assigning and transferring to Employer, CBIS or MATRIXX or their assigns all of Employee's right, title and interest in and to such New Developments, and the rendering of assistance in the execution of all necessary documents required to enable Employer, CBIS or

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MATRIXX to file and obtain patents, trademarks and copy rights in the United
States and foreign countries on any of such New Developments; provided, however, that all expenses relating to the foregoing shall be borne by Employer, CBIS or MATRIXX.

     9.   SURRENDER OF MATERIAL UPON TERMINATION.     Employee hereby agrees
that upon cessation of his employment, for whatever reason and whether voluntary or involuntary, he will immediately surrender to Employer, CBIS and MATRIXX all of Employer's, CBIS' and MATRIXX's property and other things of value in his possession or in the possession of any person or entity under his control, that are the property of Employer, CBIS or MATRIXX including without limitation all personal notes, drawings, manuals, documents, photographs, or the like, including copies and derivatives thereof, relating directly or indirectly to any confidential information or materials or New Developments, or relating directly or indirectly to the business of Employer, CBIS or MATRIXX.

     10.  REMEDIES:     Employer and employee hereby acknowledge and agree that
the services rendered by Employee to Employer, CBIS and MATRIXX and the information disclosed to Employee during and by virtue of his employment, that Employee's commitments and obligations to Employer, CBIS and MATRIXX herein are of a special, unique and extraordinary character, and that the breach of any provision of this Agreement will cause the non-breaching party irreparable injury and damage, and consequently the non-breaching party shall be entitled to, in addition to all other remedies available to it, injunctive and equitable relief to prevent a breach of this Agreement, or any part of it, and to secure the enforcement of this Agreement.

     11.  COVENANT NOT TO COMPETE:     For the period ending on the second
anniversary of (i) the date of cessation of Employee's employment under this Agreement, or (ii) the date of the last payment of compensation to Employee, if Employee's employment ceases as a result of a terminating disability pursuant to
Section 12(A), whether during or at the end of the term of this Agreement, or for

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whatever time within that period found by a court of competent jurisdiction to be reasonably necessary for the protection of Employer, Employee will not, himself or together with other persons, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of or become an employee or consultant of or to any business that engages in the business of providing telecommunications billing systems or services or any other business of any type in which Employee is involved on behalf of Employer, CBIS or MATRIXX during the term of this Agreement. This restriction will apply through the continental United States and in any foreign jurisdiction in which Employer, CBIS or MATRIXX operates at the time Employee's employment ceases or whatever geographic scope found by a court of competent jurisdiction to be reasonably necessary for the protection of Employer.

          Employee hereby agrees (i) that the restrictions set forth in the paragraph immediately above are founded on valuable consideration and are reasonable in duration and geographic extent in view of the circumstances in which this Agreement is executed and are necessary to protect the legitimate interests of Employer, and (ii) that the remedy at law for any breach of the foregoing covenant will be inadequate and that Employer will be entitled to injunctive relief in the event of any such breach. Nothing herein stated shall be construed as prohibiting Employer from pursuing any other remedies available to it for any such breach or threatened breach or for any other breach of this agreement, including the recovery of damages from Employee.

     12.  TERMINATION:

          (A) Employer or Employee may terminate this Agreement upon Employee's failure or inability to perform the services required hereunder because of any physical or mental infirmity for which Employee receives disability benefits under Employer's Sickness and Accident Disability Benefit Plan and/or Employer's Long Term Disability Plan for Salaried Employees or under Section 6(B)(3) hereof, as the

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case may be, (the "Plans") over a period of one hundred and twenty (120)
consecutive working days during any twelve (12) consecutive month period (a "Terminating Disability"). If Employer or Employee elects to so terminate this Agreement in the event of a Terminating Disability (i) such termination shall be effective immediately upon the giving of written notice by the terminating party to the other, and (ii) Employer shall pay Employee his accrued compensation hereunder, whether Base Salary, Bonus or otherwise (subject to offset for any amounts received pursuant to the Plans), to the date of termination, and (b) for as along as such Terminating disability may exist, Employee shall continue to be an employee of Employer, and Employer shall provide Employee with disability benefits and all other benefits according to the provisions of the Plans and any other Employer plans in which Employee is then participating. If the parties elect not to terminate this Agreement upon an event of a Terminating Disability and Employee returns to active employment with Employer prior to such a termination, or if such disability exists for less than one hundred and twenty
(120) consecutive working days, the provisions of this Agreement shall remain in full force and effect. This Agreement terminates immediately and automatically on the death of Employee, provided, however, that the Employee's estate shall be paid Employee's accrued compensation hereunder whether Base Salary, Bonus or otherwise to the date of death. In addition, upon Employee's death or Terminating Disability, Employee or his estate shall be entitled to take whatever actions with respect to employee's stock options as may be permitted by the terms thereof, or by the plan under which such options were granted, upon such death or disability.

          (B) Employer may terminate this Agreement immediately in the event that Employee is wilfully negligent in the performance of his duties or in the event of employee's conviction of a criminal act.

          (C) Employer may terminate this Agreement upon sixty (60) days' written notice for any reason other than those set forth in Section 12(A) and
(B). In the event of termination b Employer for any reason other than as set forth in Section 12(A)

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or (B), Employer:  1) shall pay Employee his then current Base Salary and minimum Bonus targets due over the remaining balance of the term of this Agreement but not less than two (2) times the sum of Employee's then current Base Salary and minimum bonus targets; 2) Employee shall be entitled to receive the pension described in Section 6(B)(1), commencing at age fifty-five (55) as though his employment with Employer had continued through December 31, 1998; 3) Employee shall be entitled to receive the retiree medical benefits described in
Section 6(B)(2), commencing immediately; and 4) the restrictions on any restricted stock issued to Employee in payment of his 1994 and 1995 bonuses shall lapse. In addition, if the termination occurs at any time after the first anniversary of the award of the restricted stock described in Section 6(C) and prior to December 31, 1996, the restrictions on Twelve Thousand (12000) shares shall lapse. If termination occurs after December 31, 1996, the restrictions on a prorated portion of such restricted stock shall lapse. The proration shall be based on the portion of the period from December 31, 1993 to December 31, 1998 during which Employee was employed by Employer.

          (D) If Employee resigns prior to the Expiration Date and within ninety (90) days after a Change in Control of CBI or CBIS, this Agreement shall thereupon terminate. In the case of CBI, "Change in Control" means a change in control as defined in the 1988 Plan. In the case of CBIS, "Change in Control" means a change of ownership in which CBI ceases to own, directly or indirectly, fifty-one percent (51%) of the voting control of CBIS or a change in which substantially all of the assets of CBIS are sold to another company in which CBI does not own, directly or indirectly, fifty-one percent (51%) of the voting control. Employer or any successor of Employer shall pay to Employee (within thirty (30) days after Employee's resignation) an amount equal to the greater of: (i) Seven Hundred and Twenty thousand Dollars ($720,000) or (ii) 2.99 times his annual Base Salary and Bonus target in effect immediately prior to the Change in Control. Employee will also receive the pension described in Section 6(B)(1) of the Employment Agreement, commencing at age fifty-five (55) and the Retiree Medical Benefits described in Section b(B)(2) commencing

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immediately as though his employment with CBIS had continued through December
31, 1998. In no event shall the "present value", as that term is presently defined in IRC Section 280G, of the payments under this Section 12(D) equal or exceed three (3) times Employee's "base amount", as that term is presently defined in IRC Section 280G. If it is necessary to reduce the payments hereunder, no payments shall be made to Employee until he advises Employer of the order in which payments are to be reduced.

          (E)  Upon Employer's payment of the required payments under this
Section 12, all further compensation under this Agreement shall terminate; provided, however, that all qualified deferred compensation which Employee may be entitled to receive pursuant to any of Employer's pension or profit sharing plans in which he may participate during his employment with Employer shall be paid pursuant to the provisions of such plans at such times as any such amounts become payable to Employee. It is further understood that for purposes of this
Section 12, the term "accrued compensation" shall include all non-qualified deferred compensation, of whatever type or form, either previously granted to Employee by Employer or otherwise earned or received by Employee. The termination of this Agreement shall not amend, alter or modify the rights and obligations of the parties under Sections 7, 8, 9, 10 and 11 hereof, the terms of which shall survive the termination of this Agreement.

     13.  ASSIGNMENT:    As this is an agreement for personal services involving
a relation of confidence and trust between Employer and Employee, all rights and duties of Employee arising under this Agreement, and the Agreement itself, are nonassignable by Employee except for the right of his estate to receive any payments due Employee upon his death. Employer expressly reserves the right to assign this Agreement to any other entity which is part of the same controlled group of corporations, as defined in Section 1563 of the Internal revenue Code of 1986, as it may from time to time be amended or restated.

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     14.  NOTICES:  Any notice required or permitted to be given under this
Agreement shall be sufficient, if in writing, and if delivered by the sending party personally or by certified mail to Employee at his place of residence as then recorded on the books of Employer or to Employer at its principal office.

     15.  WAIVER:   No waiver or modification of this Agreement or the terms
contained herein shall be valid unless in writing and duly executed by the party to be charged therewith. The waiver by any party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party.

     16.  GOVERNING LAW:     This Agreement shall be governed by the laws of the
State of Ohio.

     17.  ENTIRE AGREEMENT:     This Agreement contains the entire agreement of
the parties with respect to Employee's employment by Employer on and after the Effective Date. There are no other contracts, agreements or understandings, whether oral or written, existing between them except as contained or referred to in this Agreement. This Agreement replaces all prior agreements and understandings of the parties with respect to Employee's employment by Employer including the Employment Agreement dated December 31, 1993 and the Memorandum of Understanding of even date.

     18.  SEVERABILITY:     In case any one or more of the provisions of this
Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or other unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

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     19   SUCCESSORS AND ASSIGNS:     Subject to the provisions of Section 13
above, this Agreement shall be binding upon Employee, Employer and their successors and assigns. Employer further expressly agrees that in the event it shall merge or consolidate with, or be acquired by, any other entity, the continuing entity resulting from such merger, consolidation or acquisition shall be obligated to perform the duties and obligations of Employer as set forth in this Agreement. Employer further agrees that in the event it should voluntarily dissolve and liquidate the assets and business of Employer, it will undertake to have the terms and provisions of this Agreement fulfilled prior to the distribution or disposal of Employer's assets.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                        EMPLOYER:
                                        CINCINNATI BELL INC.

                                   By:  /s/ John T. LaMacchia
                                        ---------------------------------------
                                        EMPLOYEE:

                                        /s/ James F. Orr
                                        ---------------------------------------